As filed with the Securities and Exchange Commission on August 18, 2023

Registration No. 333-237573

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arconic Corporation

(Exact name of registrant as specified in its charter)

Delaware	3350	84-2745636
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Suite 400, Pittsburgh, Pennsylvania 15212-5872

(412) 992-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Wheeler

Vice President and Secretary

201 Isabella Street, Suite 400, Pittsburgh, Pennsylvania 15212-5872

(412) 992-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Janson, Esq.
Luke Jennings, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-237573), which was declared effective on April 13, 2020. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “Securities Act”), on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act, may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Arconic Corporation, a Delaware corporation (the “Registrant”), deregisters all securities remaining unsold under the Registration Statement on Form S-1 (No. 333-237573) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2020, and declared effective by the Commission on April 13, 2020.

On May 4, 2023, the Registrant entered into an Agreement and Plan of Merger with Arsenal AIC Parent LLC, a Delaware limited liability company (“Parent”), and Arsenal AIC MergeCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on August 18, 2023, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement and removes from registration any and all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment, and hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 18, 2023.

Arconic Corporation

By:	/s/ Adam Wheeler
Adam Wheeler
Vice President and Secretary

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.